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Exhibit 10.10

CHANGE IN CONTROL SEVERANCE AGREEMENT

        This Change in Control Severance Agreement ("Agreement") is made effective as of                        , 2007 ("Effective Date"), by and between Prometheus Laboratories Inc., a California corporation (the "Company"), and                        ("Executive").

        The parties agree as follows:

        1.    Definitions.    For purposes of this Agreement, the following terms shall have the following meanings:

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Cause" shall mean any of the following: (i) Executive's gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in material damage to the Company or its subsidiaries; (ii) Executive's willful and habitual neglect of or failure to perform Executive's duties of consulting or employment, which neglect or failure is not cured within thirty (30) days after written notice thereof is received by Executive; (iii) Executive's commission of any act of fraud with respect to the Company that causes a material harm to the Company or is intended to result in substantial personal enrichment; (iv) Executive's negligent or willful commission of any financial accounting impropriety in the performance of his or her duties to the Company; (v) Executive's conviction of or plea of guilty or nolo contendere to felony criminal conduct; (vi) Executive's violation of the Company's Confidentiality and Proprietary Rights Agreement (as defined below) or similar agreement that Executive has entered into with the Company; or (vii) Executive's material breach of any obligation or duty under this Agreement or material violation of any written employment or other written policies that have previously been furnished to Executive, which breach or violation is not cured within thirty (30) days after written notice thereof is received by Executive, if such breach or violation is capable of being cured.

          (c)   "Change in Control" shall mean and include each of the following:

            (i)    A transaction or series of transactions (other than an offering of the Company's common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

            (ii)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1(c)(i) or Section 1(c)(iii)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (iii)  The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (A)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

              (B)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1(c)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

          The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

          (d)   "Good Reason" shall mean the occurrence of any of the following events or conditions without Executive's written consent:

            (i)    a material diminution in Executive's authority, duties or responsibilities;

            (ii)   a material diminution in the authority, duties or responsibilities of the supervisor to whom Executive is required to report;

            (iii)  a material diminution in Executive's base compensation, unless such a reduction is imposed across-the-board to senior management of the Company;

            (iv)  a material change in the geographic location at which Executive must perform his or her duties (and the Company and Executive agree that any involuntary relocation of Executive's principal place of business to a location more than fifty (50) miles in any direction from the Company's headquarters in San Diego, California as of the Effective Date would constitute a material change); or

            (v)   any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to Executive under this Agreement.

          Executive must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Executive's written consent within ninety (90) days of the occurrence of such event. The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Executive. Any voluntary termination of Executive's employment for "Good Reason" following such thirty (30) day cure period must occur no later than the date that is six (6) months following the initial occurrence of one of the foregoing events or conditions without Executive's written consent.

          (e)   "Performance Awards" means any Stock Awards granted pursuant to the Company's performance-based compensation bonus plan or pursuant to any agreement that Executive has entered into with the Company providing for an equity bonus payment or equity vesting based upon the Executive's or the Company's performance.

          (f)    "Permanent Disability" means Executive's inability to perform the essential functions of his or her position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

          (g)   "Stock Awards" means all stock options, restricted stock and such other awards granted pursuant to the Company's stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

        2.    Term.    The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in effect until the earlier of the third (3rd) anniversary of the Effective Date (the "Initial Termination Date") or the date on which all payments or benefits required to be made or provided hereunder have been made or provided in their entirety; provided, however, that this Agreement shall be automatically extended for one (1) additional year on the Initial Termination Date and on each subsequent anniversary of the Initial Termination Date, unless the Company elects not to so extend the term of the Agreement by notifying Executive, in writing, of such election not less than one (1) year prior to the last day of the Term as then in effect.

        3.    Severance.

          (a)   If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason within twelve (12) months following a Change in Control, Executive shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below, which, with respect to clause (ii) below, will be payable in a lump sum within fifteen (15) days following the effective date of Executive's Release, but in no event later than two and one-half (2 1/2) months following the last day of the calendar year in which the date of Executive's termination of employment occurs:

            (i)    The Company shall pay to Executive his or her fully earned but unpaid base salary, when due, through the date of termination at the rate then in effect, plus all other amounts to which Executive is entitled under any compensation plan or practice of the Company at the time of termination;

            (ii)   Subject to Section 3(d) and Executive's continued compliance with Section 4, Executive shall be entitled to receive severance pay in an amount equal to the sum of:

              (A)  Executive's monthly base salary as in effect immediately prior to the date of termination for a twelve (12) month period following the date of termination, plus

              (B)  The average of the actual annual bonuses paid to Executive in the two (2) full fiscal years preceding the date of termination (or such lesser number of years as the Executive has been employed by the Company) (for purposes of such calculation, if Executive was not employed for a full fiscal year, the actual bonus received by Executive for such year shall be annualized); provided, however, that if Executive has not been employed by the Company for a sufficient period of time to be eligible to receive an annual bonus, Executive's target bonus for the year in which the date of termination occurs shall be used for purposes of this Section 3(a)(ii)(B);

            (iii)  Subject to Section 3(d) and Executive's continued compliance with Section 4, for the period beginning on the date of termination and ending on the date which is twelve (12) full months following the date of termination (or, if earlier, the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") expires), the Company shall reimburse Executive for the costs associated with continuation coverage pursuant to COBRA for Executive and his or her eligible dependents who were covered under the Company's health plans as of the date of Executive's termination such that Executive's premiums are the same as for active employees (provided that Executive shall be solely responsible for all matters relating to his or her continuation of coverage pursuant to COBRA, including, without limitation, his or her election of such coverage and his or her timely payment of premiums);

            (iv)  Subject to Section 3(d) and Executive's continued compliance with Section 4:

              (A)  The vesting and/or exercisability of any outstanding unvested portions of Executive's Stock Awards (other than Performance Awards) shall be automatically accelerated on the effective date of Executive's Release.

              (B)  The vesting and/or exercisability of any outstanding unvested portions of Executive's Performance Awards shall be automatically accelerated with respect to that number of shares which would have been vested on the date of termination if such Performance Awards had been subject to the Company's standard vesting schedule, by which Stock Awards vest and/or become exercisable with respect to twenty-five percent (25%) of the shares subject to the Stock Award upon the Executive's completion of one year of service, measured from the grant date, and 1/48th of the shares subject to the Stock Award vest and/or become exercisable in successive equal monthly installments over the Executive's completion of each additional month of continuous service over the three (3) year period of continuous service measured from the first anniversary of the grant date.

            Nothing in this Section 3(a)(iv) shall be construed to limit any more favorable vesting applicable to Executive's Stock Awards in the Company's equity plan(s) and/or the stock award agreements under which the Stock Awards were granted.

              (C)  The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award.

          (b)    Other Terminations.    If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason prior to a Change in Control or more than twelve (12) months following a Change in Control, or at any time by the Company for Cause, by Executive without Good Reason, or as a result of Executive's death or Permanent Disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive (i) Executive's fully earned but unpaid base salary, through the date of termination at the rate then in effect, and (ii) all other amounts or benefits to which Executive is entitled under any compensation, retirement or benefit plan or practice of the Company at the time of termination in accordance with the terms of such plans or practices, including, without limitation, any continuation of benefits required by COBRA or applicable law. In addition, all vesting of Executive's unvested Stock Awards previously granted to him by the Company shall cease and none of such unvested Stock Awards shall be exercisable following the date of such termination. The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

          (c)    Delay of Payments.    If at the time of Executive's termination of employment with the Company Executive is a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), as determined by the Company in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is at least six (6) months following Executive's termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code).

          (d)    Release.    As a condition to Executive's receipt of any post-termination benefits pursuant to Section 3(a) above, Executive shall execute and not revoke a general release of all claims in favor of the Company (the "Release") in the form attached hereto as Exhibit A. In the event Executive does not sign and does not revoke the Release within the sixty (60) day period following the date of Executive's termination of employment, Executive shall not be entitled to the aforesaid payments and benefits.

          (e)    Exclusive Remedy.    Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive's rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive's employment shall cease upon such termination. In the event of a termination of Executive's employment with the Company, Executive's sole remedy shall be to receive the payments and benefits described in this Section 3.

          (f)    No Mitigation.    Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Company may be offset by the Company against amounts payable to Executive under this Section 3.

          (g)    Return of the Company's Property.    If Executive's employment is terminated for any reason, the Company shall have the right, at its option, to require Executive to vacate his or her offices prior to or on the effective date of termination and to cease all activities on the Company's behalf. Upon the termination of his or her employment in any manner, as a condition to Executive's receipt of any post-termination benefits described in this Agreement, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company's business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Executive shall deliver to the Company a signed statement certifying compliance with this Section 3(g) prior to the receipt of any post-termination benefits described in this Agreement.

          (h)    Best Pay Provision.

            (i)    If any payment or benefit Executive would receive under this Agreement, when combined with any other payment or benefit Executive receives pursuant to the termination of Executive's employment with the Company ("Payment"), would (A) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (B) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be either (1) the full amount of such Payment or (2) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax, results in Executive's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

            (ii)   All determinations required to be made under this Section 3(h), including whether and to what extent the Payments shall be reduced and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm used by the Company immediately prior to the effective date of the Change in Control or, if such firm declines to serve, such other nationally recognized certified public accounting firm as may be designated by the Company (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to Executive and the Company at such time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon Executive and the Company. For purposes of making the calculations required by this Section 3(h), the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.

        4.    Confidentiality and Proprietary Rights.    Executive and the Company have executed the Company's Employee Proprietary Information and Inventions Agreement, a copy of which is attached to this Agreement as Exhibit B and incorporated herein by reference. The Company shall be entitled to cease all severance payments to Executive in the event of his or his or her breach of this Section 4.

        5.    Agreement to Arbitrate.    Any dispute, claim or controversy based on, arising out of or relating to Executive's employment or this Agreement shall be settled by final and binding arbitration in San Diego, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("AAA"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys' fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA's administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 5 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive's employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties' right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party's right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.

        6.    At-Will Employment Relationship.    Executive's employment with the Company is at-will and not for any specified period and may be terminated at any time, with or without Cause or advance notice, by either Executive or the Company. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and an authorized representative of the Company. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

        7.    General Provisions.

          7.1    Successors and Assigns.    The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the

  Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          7.2    Severability.    In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

          7.3    Interpretation; Construction.    The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          7.4    Governing Law and Venue.    This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

          7.5    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address set forth below and to the Company at its principal place of business, or such other address as either party may specify in writing.

          7.6    Survival.    Sections 1 ("Definitions"), 3 ("Severance"), 4 ("Confidentiality and Proprietary Rights"), 5 ("Agreement to Arbitrate") and 7 ("General Provisions") of this Agreement shall survive termination of Executive's employment by the Company.

          7.7    Entire Agreement.    This Agreement and the Company Confidentiality and Proprietary Rights Agreement incorporated herein by reference together constitute the entire agreement between the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

          7.8    Code Section 409A Exempt.    The compensation and benefits payable under this Agreement, including without limitation the severance benefits described in Section 3, are not intended to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company and Executive determine that any compensation or benefits payable under this Agreement may be or become subject to Code Section 409A and related Department of Treasury guidance, the Company and Executive agree to amend this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take such other actions as the Company and Executive deem necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Code Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement, or (b) comply with the requirements of Code Section 409A and related Department of Treasury guidance. As provided in Internal Revenue Notice 2006-79, notwithstanding any other provision of this Agreement, with respect to an election or amendment to change a time and form of payment under this Agreement made on or after January 1, 2007 and on or before December 31, 2007, the election or amendment may apply only to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.

          7.9    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

        THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

PROMETHEUS LABORATORIES INC.
Dated:	By:
Name:
Title:
EXECUTIVE
Dated:
Address:

EXHIBIT A

GENERAL RELEASE OF CLAIMS

        [The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

        This General Release of Claims ("Release") is entered into as of this            day of            ,            , between             ("Executive"), and Prometheus Laboratories Inc., a California corporation (the "Company") (collectively referred to herein as the "Parties").

        WHEREAS, Executive and the Company are parties to that certain Change in Control Severance Agreement dated as of            , 2007 (the "Agreement");

        WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under the Agreement, subject to Executive's execution of this Release; and

        WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

        NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he or she would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

        1.    General Release of Claims by Executive.

          (a)   Executive, on behalf of himself or herself and his or her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his or her employment with or service to the Company (collectively, the "Company Releasees"), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive's employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the "ADEA"); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

        Notwithstanding the generality of the foregoing, Executive does not release the following claims:

          (i)    Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

          (ii)   Claims for workers' compensation insurance benefits under the terms of any worker's compensation insurance policy or fund of the Company;

          (iii)  Claims pursuant to the terms and conditions of the federal law known as COBRA;

          (iv)  Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Executive's liability as an employee, director or officer of the Company;

          (v)   Claims based on any right Executive may have to enforce the Company's executory obligations under the Agreement; and

          (vi)  Claims Executive may have to vested or earned compensation and benefits.

          (b)   EXECUTIVE ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

        BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          (c)   Executive acknowledges that this Release was presented to him or her on the date indicated above and that Executive is entitled to have twenty-one (21) days' time in which to consider it. Executive further acknowledges that the Company has advised him or her that he or she is waiving his or her rights under the ADEA, and that Executive should consult with an attorney of his or her choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive's legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.

          (d)   Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his or her execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

          (e)   Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after his or her execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. Executive further understands that Executive will not be given any severance benefits under the Agreement until the effective date of this Release.

2

        2.    No Assignment.    Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any such assignment or transfer from Executive.

        3.    Severability.    In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

        4.    Interpretation; Construction.    The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party's failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

        5.    Governing Law and Venue.    This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

        6.    Entire Agreement.    This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

        7.    Counterparts.    This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

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        IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.

EXECUTIVE	PROMETHEUS LABORATORIES INC.
By:
Print Name:	Print Name:
Title:

1

EXHIBIT B

COMPANY EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS
AGREEMENT

PROMETHEUS LABORATORIES INC.

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

        In consideration of my employment or continued employment by PROMETHEUS LABORATORIES INC. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.    NONDISCLOSURE

        1.1    Recognition of Company's Rights; Nondisclosure.    At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2    Proprietary Information.    The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3    Third Party Information.    I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4    No Improper Use of Information of Prior Employers and Others.    During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience

2

comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.    ASSIGNMENT OF INVENTIONS.

        2.1    Proprietary Rights.    The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2    Prior Inventions.    Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit Bfor such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3    Assignment of Inventions.    Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

        2.4    Nonassignable Inventions.    This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

        2.5    Obligation to Keep Company Informed.    During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

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        2.6    Government or Third Party.    I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7    Works for Hire.    I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8    Enforcement of Proprietary Rights.    I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.    RECORDS.    I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4.    ADDITIONAL ACTIVITIES.    I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5.    NO CONFLICTING OBLIGATION.    I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6.    RETURN OF COMPANY DOCUMENTS.    When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company

4

personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7.    LEGAL AND EQUITABLE REMEDIES.    Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.    NOTICES.    Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9.    NOTIFICATION OF NEW EMPLOYER.    In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.    GENERAL PROVISIONS.

        10.1    Governing Law; Consent to Personal Jurisdiction.    This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

        10.2    Severability.    In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        10.3    Successors and Assigns.    This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        10.4    Survival.    The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        10.5    Employment.    I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

        10.6    Waiver.    No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        10.7    Entire Agreement.    The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with

5

respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely:                        , 200  .

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated:
Signature
Print Name
ACCEPTED AND AGREED TO:
PROMETHEUS LABORATORIES INC.
By:
Title:
(Address)

Dated:

6

Exhibit A to

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

LIMITED EXCLUSION NOTIFICATION

        THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

  1.
  Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

  2.
  Result from any work performed by you for the Company.

        To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

        This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

        I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:
SIGNATURE
PRINT NAME
DATE

7

Exhibit B to

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

TO:	Prometheus Laboratories Inc.
FROM:
DATE:
SUBJECT:	Previous Inventions

        1.     Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by PROMETHEUS LABORATORIES INC. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements.
☐	See below:
☐
Additional sheets attached.

        2.     Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement	Party(ies)	Relationship
1.
2.
3.
☐
Additional sheets attached.

Exhibit C to

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

Prometheus Laboratories Inc.

AGREEMENT TO ARBITRATE DISPUTES FORM

        The Agreement to Arbitrate Disputes (the "Agreement"), executed between the Employee and Prometheus Laboratories Inc., ("Company"), confirms that Employee and Company have agreed that any dispute, controversy or claim arising out of or in relation to Employee's employment with Company or regarding the termination of employment (with the exception of claims for workers' compensation, unemployment insurance and any other matter within the jurisdiction of a State Labor Commissioner or an equivalent State Official), shall be settled by binding arbitration in accordance with the rules and procedures promulgated by the American Arbitration Association. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitration proceeding shall be held at a location mutually convenient to Employee and Company.

        Civil discovery shall be permitted for production of documents and the taking of depositions. All discovery shall be governed by the California Rules of Civil Procedure. All issues regarding compliance with discovery requests shall be decided by a panel of arbitrators (consisting of one arbitrator, unless Employee and Company mutually agree to a larger panel) in accordance with the rules of the American Arbitration Association.

        The arbitrator(s) shall have the authority to award any remedy or relief that a court of this State could order or grant, including, without limitation, specific performance, a payment of damages, issuance of injunction, or the imposition of sanctions for abuse or frustration of the arbitration process.

        This agreement does not shorten time limits under which an Employee may bring a claim to arbitration. The time limits under which a dispute, claim or controversy may be brought to arbitration will be governed by the applicable statutes of limitations as set forth in the California Code of Civil Procedure.

        Following a hearing conducted by the arbitrator(s), the arbitrator(s) shall issue a written opinion and award that shall be signed and dated. The opinion and award shall decide all issues submitted and shall set forth the legal principles and findings of fact supporting each part of the opinion. The arbitrator(s) shall be permitted to award only those remedies in law or equity which are requested by the parties and which the arbitrator(s) determine to be supported by credible, relevant evidence.

        Employee and Company agree that arbitration in accordance with the rules of the American Arbitration Association, shall be the exclusive forum for resolving all disputes arising out of or involving Employee's employment with Company or the termination of that employment (with the exception of claims for workers' compensation, unemployment insurance and any matter within the jurisdiction of State Labor Commissioner or equivalent State Official); provided, however, that either party may file a request of a court of competent jurisdiction for equitable relief, including but not limited to injunction relief, pending resolution of any dispute through the arbitration procedure set forth herein. All arbitration awards shall be binding upon the parties to this agreement.

        All fees and costs associated with the retention of the arbitrator(s) (including the fees charged by the arbitrator(s)) shall be borne by the Company. However, each party shall bear the expense of its own counsel, experts, witnesses and the preparation and presentation of evidence.

        Nothing in this agreement shall be construed as precluding any employee from filing a charge or complaint with the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB) or any other similar state or federal agency seeking administrative resolution of a dispute or claim. However, any claim that cannot be resolved administratively through such an agency shall be subject to this arbitration policy.

        Nothing contained herein shall be deemed to alter or modify the Company's policy of at-will employment. Employment at the Company is at-will and can be terminated by either the employee or the Company at any time, with or without cause or notice.

        Employee and Company hereby agree that this arbitration agreement shall survive the termination of Employee's employment with Company. Employee certifies that (s)he is aware that by entering into this Agreement, (s)he is waiving his/her right to have his/her claims against the Company, if any, tried before a jury. Employee further certifies that (s)he has had the opportunity to consult with legal counsel prior to executing this Agreement.

Employee	Date
Prometheus Laboratories Inc.
By:	Date

        Schedule to Exhibit 10.11: The form of Change in Control Severance Agreement was entered into with the following executive officers:

Name	Title
Henry Y. Pan M.D., Ph.D.	Executive Vice President, Chief Scientific and Medical Officer
Michael V. Swanson	Senior Vice President, Finance and Chief Financial Officer and Secretary
William Franzblau	Vice President, Legal Affairs
Lee R. McCracken	Corporate Head of Business Development
Bruce P. Neri, Ph.D.	Vice President, Diagnostic Research and Development
Fortunato R. Rocca	General Manager, Gastrointestinal Products
Toni L. Wayne	Vice President, Human Resources

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CHANGE IN CONTROL SEVERANCE AGREEMENT